Exhibit 21.5





                           METROPOLITAN EDISON COMPANY
                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 2003




                                                                  STATE OF
   NAME OF SUBSIDIARY                       BUSINESS            ORGANIZATION
   ------------------                       --------            ------------


YORK HAVEN POWER COMPANY             HYDROELECTRIC GENERATION     NEW YORK

MET-ED PREFERRED CAPITAL II, INC.    SPECIAL-PURPOSE FINANCE      DELAWARE
  MET-ED CAPITAL II, L.P.            SPECIAL-PURPOSE FINANCE      DELAWARE
  MET-ED CAPITAL TRUST               SPECIAL-PURPOSE FINANCE      DELAWARE



Note: Met-Ed, along with its affiliates JCP&L and Penelec, collectively own all of the common stock of Saxton Nuclear Experimental Corporation, a Pennsylvania nonprofit corporation organized for nuclear experimental purposes which is now inactive. The carrying value of the owners' investment has been written down to a nominal value.